Exhibit 99

For immediate release	Contact: Joseph Fitzgerald
February 24, 2005	(310) 449-3660

MGM ANNOUNCES STRONG CASH FLOW

FOR THE FOURTH QUARTER AND FULL YEAR 2004

Los Angeles, CA. — Metro-Goldwyn-Mayer (NYSE:MGM) announced today that net cash provided by operating activities was $67.4 million for the fourth quarter ended December 31, 2004, bringing the full year 2004 total to $140.8 million.

Fourth quarter revenues were $453.4 million, compared to $543.1 million in the prior year period. The Company’s net income in the fourth quarter was $38.5 million, or $0.16 per share. Fourth quarter results included a non-cash charge of $8.3 million, or $0.03 per share, for the early election to expense employee stock options and expenses of $2.1 million, or $0.01 per share, related to the pending acquisition of MGM. Net income in the fourth quarter of 2003 was $60.3 million, or $0.25 per share.

On September 23, 2004, LOC Acquisition Company entered into a definitive agreement to acquire MGM for $12 in cash per MGM share, plus the assumption of MGM’s approximately $2.0 billion in debt. LOC Acquisition Company is a Delaware corporation which, at the time of the merger, will be owned by Sony Corporation of America, Comcast Corporation and affiliates of Providence Equity Partners, Texas Pacific Group and DLJ Merchant Banking Partners. The transaction has received MGM shareholder approval and Justice Department approval and remains subject to approval from the European Union and customary closing conditions.

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Commenting on these results, Alex Yemenidjian, Chairman and Chief Executive Office said: “We are especially pleased that over the past two years, MGM has generated $333 million in net cash from operating activities, which is considerably stronger than expected. Our successful initiatives to market the MGM film and television library contributed significantly to our improved cash flow.”

Chris McGurk, Vice Chairman and Chief Operating Officer added: “Hotel Rwanda’s recent success is the start of an extremely promising slate of films for MGM and United Artists throughout 2005. Be Cool, Beauty Shop, and Amityville Horror are among the upcoming titles that hold great promise as 2005 unfolds.”

FOURTH QUARTER 2004 OPERATIONAL HIGHLIGHTS

•	Hotel Rwanda premiered in limited release in December to substantial critical acclaim, including three Golden Globe and three Academy Award nominations.
•	In Home Entertainment, Walking Tall, Saved, The Good, the Bad and the Ugly, and the Pink Panther series were among the top-selling new release and library titles.
•	Stargate Atlantis ranked as the Sci-Fi channel’s highest rated series.
•	Ratings for Stargate SG-1 are up 24% for the season to date on Sci-Fi.
•	Barbershop received a 10 episode television series commitment from Showtime.
•	MGM Networks expanded into Russia on NTV Plus, the country’s largest pay TV platform.

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Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the largest modern film library in the world, consisting of approximately 4,000 titles. Its operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive and MGM Direct. In addition, MGM has ownership interests in international television channels reaching over 100 countries around the globe. For more information on MGM, visit us online at http://www.mgm.com.

This news release contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the Company’s products achieve customer acceptance, future business decisions, and other factors, including those described in the Company’s filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s

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objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company.

In connection with the proposed transaction, MGM will file a proxy statement and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND RELATED MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. MGM and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in MGM’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed merger when it becomes available. Investors may obtain a free copy of the proxy statement and other relevant documents when they become available as well as other material filed with the Securities and Exchange Commission concerning MGM and these individuals at the Securities and Exchange Commission’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: MGM at Metro-Goldwyn-Mayer Inc., 10250 Constellation Boulevard, Los Angeles, California 90067, Attn: Investor Relations.

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Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Results of Operations

Quarters and Years Ended December 31, 2004 and 2003

	Quarter Ended December 31,		Year Ended December 31,
In thousands, except share and per share data (unaudited)	2004	2003	2004	2003
Revenues:
Feature films	$361,395	$482,778	$1,438,640	$1,651,870
Television programming	79,969	45,875	240,530	189,997
Other	12,045	14,430	45,634	41,160

Total revenues	$453,409	$543,083	$1,724,804	$1,883,027

EBITDA:*
Feature films	$66,869	$99,069	$148,736	$107,922
Television programming	26,147	7,851	52,309	24,869
Other	9,914	10,259	26,537	23,034
General and administration expenses	(48,444)	(43,800)	(178,105)	(139,643)

EBITDA	54,486	73,379	49,477	16,182
Depreciation	(4,054)	(3,572)	(15,147)	(17,300)

Operating income (loss)	50,432	69,807	34,330	(1,118)
Write-down on investment in cable channels	—	—	—	(93,059)
Equity in net earnings (losses) of investees	(1,478)	(285)	(4,847)	310
Interest expense, net of amounts capitalized	(21,886)	(8,673)	(63,601)	(60,229)
Interest and other income, net	2,770	4,761	8,411	16,148
Other non-recurring costs	(2,068)	—	(7,026)	(5,099)

Income (loss) before benefit (provision) for income taxes	27,770	65,610	(32,733)	(143,047)
Income tax benefit (provision)	10,682	(5,357)	3,522	(18,714)

Net income (loss)	$38,452	$60,253	$(29,211)	$(161,761)

Income (loss) per share:
Basic and diluted
Net income (loss)	$0.16	$0.25	$(0.12)	$(0.66)

Weighted average number of common shares outstanding:
Basic	238,057,048	244,590,118	237,243,202	245,584,705

Diluted	244,855,526	245,845,706	237,243,202	245,584,705

* EBITDA, which is reconciled to operating income (loss) and net income (loss) in the above table, is defined as operating income (loss) before depreciation. The Company believes that EBITDA should be considered in addition to, not as a substitute for or superior to, operating income, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). The Company uses EBITDA as one of many measures to evaluate both the operating performance of its business segments and performance for compensation purposes. MGM believes that EBITDA is also used by many investors, equity analysts and others as a measure of performance to make informed investment decisions. The EBITDA presented may not be comparable to similarly titled measures reported by other companies.

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Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Balance Sheets

December 31, 2004 and 2003

(In thousands, except share data)

	December 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$117,365	$61,894
Accounts and contracts receivable (net of allowance for doubtful accounts of $29,835 and $46,671, respectively)	586,927	615,907
Film and television costs, net	1,771,183	1,788,225
Investments in and advances to affiliates	21,770	24,050
Property and equipment, net	69,282	68,657
Goodwill	516,706	516,706
Restricted cash	150,789	—
Other assets	49,779	31,132

	$3,283,801	$3,106,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Bank and other debt	$1,984,000	$813
Accounts payable and accrued liabilities	226,467	234,397
Accrued participants’ share	301,069	320,347
Income taxes payable	23,365	37,129
Advances and deferred revenues	96,205	72,908
Merger deposit	150,789	—
Other liabilities	179,595	112,606

Total liabilities	2,961,490	778,200

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 500,000,000 shares authorized, 251,960,505 shares issued	2,520	2,520
Additional paid-in capital	2,058,827	3,915,777
Deficit	(1,536,784)	(1,507,573)
Accumulated other comprehensive income	13,464	2,046
Less: treasury stock, at cost, 13,729,671 and 7,347,530 shares, respectively	(215,716)	(84,399)

Total stockholders’ equity	322,311	2,328,371

	$3,283,801	$3,106,571